EXHIBIT 5.1

                               LEONARD E. NEILSON

                           A PROFESSIONAL CORPORATION

LEONARD E. NEILSON                          8160 SOUTH HIGHLAND DRIVE, SUITE 209
 ATTORNEY AT LAW                                               SANDY, UTAH 84093
                                                       TELEPHONE: (801) 733-0800
                                                             FAX: (801) 733-0808
                                                     E-MAIL: LNEILSONLAW@AOL.COM



                                February 11, 2004

Ventures-National Incorporated
44358 Old Warm Springs Boulevard
Fremont, California 94538

         Re:      Ventures-National Incorporated
                  Registration Statement on Form SB-2
                  SEC File no. 333-112362

To the Board of Directors:

         I have been retained as special counsel to VENTURES-NATIONAL INCORPORATED, a Utah corporation (the "COMPANY"), in connection with its registration statement on Form SB-2 referenced above and filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"). The registration statement relates to the proposed offering by certain selling stockholders of up to 7,700,000 shares of the Company's common stock, par value $.001 per share (the "SHARES").

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B, promulgated under the Securities Act, for filing as Exhibit 5.1 to the above referenced registration statement.

         In reaching the opinion stated in this letter, I have reviewed the registration statement, the Company's Articles of Incorporation and By-Laws, both as amended to date, and pertinent minutes and resolutions of the Company's Board of Directors. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, regulations, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion. I have been furnished with originals or copies of such corporate or other records of the Company. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein.

         In my examination of the Company's corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Company.

         As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with representatives of the Company and/or its legal counsel.

         My opinion set forth herein is limited to the Federal laws of the United States of America and the corporate laws of the State of Utah. I express no opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction. My opinion is expressly limited to those matters set forth herein and I


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VENTURES-NATIONAL INCORPORATED
FEBRUARY 11, 2004
PAGE 2


make no opinion, expressed or implied, as to any other matters relating to the Company or its securities.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and sold in the manner described in the registration statement, as amended, will be duly authorized, validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name under the heading "LEGAL MATTERS" of the Prospectus constituting a part thereof. In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

         It is understood that this opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. I do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in fact or any other matters that might occur or be brought to my attention after the effective date of the registration statement.


                                                     Yours truly,



                                                     LEONARD E. NEILSON, P.C.
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